Exhibit 99.1

CURIOSITYSTREAM REPORTS Q2 2024 EARNINGS RESULTS
▪Second Consecutive Quarter of Positive Net Cash from Operating Activities
▪Achieved Our Highest Quarterly Adjusted Free Cash Flow of $2.5 Million
▪Initiated Share Repurchase Program for up to $4 Million
▪Declared $0.025 Per Share Dividend
SILVER SPRING, Md. (August 13, 2024) – CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the quarter ended June 30, 2024. In addition, the Company’s Board of Directors declared a quarterly cash dividend of $0.025 per share, payable on October 31, 2024, to stockholders of record on October 12, 2024.
"Curiosity delivered excellent results in the second quarter. We generated $2.5 million in adjusted free cash flow, our seventh consecutive quarter of improvement and more than a 100% increase over Q1 2024, while growing sequential revenue," said Clint Stinchcomb, President & CEO. "We increased our direct subscription revenue sequentially and year over year. We added several new traditional licensing partners as well as exciting and entirely new categories of licensing partners. In light of these accomplishments and our increased realization of operational efficiencies, we initiated our first ever share repurchase program. Looking forward, in addition to guiding to significant positive cash flow generation, we believe our dividend program which we are paying from surplus cash, our $40 million in cash and equivalents and no debt, and our extensive library underscore our positive trajectory for the remainder of 2024 and beyond."
Second Quarter 2024 Financial Results
•Revenue of $12.4 million, compared to $14.1 million in the second quarter of 2023;
•Gross profit of $6.4 million, compared to $4.2 million in the second quarter of 2023;
•Total advertising and marketing and general and administrative expenses of $8.9 million, compared to $12.2 million in the second quarter of 2023;
•Net loss of $2.0 million, compared to net loss of $9.6 million in the second quarter of 2023;
•Adjusted EBITDA loss of $1.0 million, compared to Adjusted EBITDA loss of $6.5 million in the second quarter of 2023;
•Net cash provided by operating activities of $2.9 million, compared to net cash used in operating activities of $10.6 million in the second quarter of 2023;
•Adjusted Free Cash Flow of $2.5 million, an improvement of $6.8 million from the second quarter of 2023;
•Cash and restricted cash balance of $39.6 million and no debt as of June 30, 2024.
Second Quarter 2024 Business Highlights
•Direct revenue increased by 17% year over year and 3% sequentially.
•Initiated first-ever share repurchase program, successfully repurchasing 22,001 shares. This move underscores our commitment to enhancing shareholder value and confidence in our business strategy.
•Teamed with Estrella MediaCo to launch the first three of a series of Spanish-language FAST channels, starting with Curiosity Español, Curiosity Animales, and Curiosity Motores on Samsung TV Plus.

•Launched a distribution partnership with Harbour Rights, a leading international distribution company based in Hong Kong, to bring Curiosity Stream's premium content to various platforms, including TV, VOD, and inflight entertainment, in multiple territories across Asia.
•Launched three new programming initiatives to further enhance content discoverability and promotion, including Earth Month, anchored by the premiere of the landmark original series The Sun; Jaws & Claws Week, anchored by the premiere of the three-part original series Tracker's Diary: Tigers of Nepal; and Summer Doc-busters, an epic celebration of some of Curiosity’s biggest hits, anchored by the premiere of the landmark 5-part original series Fateful Planet.
•Premiered other original series and specials across the full spectrum factual genres, including the two-part original series Taste: The Flavor of Life, the one-hour special A Day on the Reef, and the two-part original series Wings: World War Two in the Skies, timed to celebrate the 80th Anniversary of D-Day.
Financial Outlook
CuriosityStream expects the following for the third quarter of 2024:
•Revenue within the range of $12.0 - $14.0 million
•Adjusted Free Cash Flow1 within the range of $1.5 - $3.0 million
1 See Non-GAAP Financial Measures below.
Conference Call Information
CuriosityStream will host a Q&A conference call today to discuss the Company’s second quarter 2024 results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in toll free at (888) 510-2008 or International at (646) 960-0306 and reference conference ID# 3957505. An audio replay of the conference call will be available for two weeks following the call on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, consumers’ valuation of factual content, and the Company’s continued success. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2023, that CuriosityStream filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2024, and in CuriosityStream’s other SEC filings. These risk factors are important to consider in determining future results and should be reviewed in their entirety.
Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.
In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s ability to maintain and develop new and existing revenue-generating relationships and partnerships or to significantly increase CuriosityStream's subscriber base and retain customers; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; and (vi) privacy and data protection laws, privacy or data breaches, or the loss of data.
Non-GAAP Financial Measures
To supplement our unaudited consolidated statement of operations, which is prepared in accordance with GAAP, we present Adjusted EBITDA and Adjusted Free Cash Flow in this press release. Our use of non-GAAP financial measures, such as Adjusted EBITDA and Adjusted Free Cash Flow, has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.
The Company is not able to provide expectations of net cash generated from operating activities, the closest comparable GAAP measure to Adjusted Free Cash Flow (a non-GAAP measure), on a forward-looking basis. The Company is unable to predict without unreasonable costs and efforts the ultimate amounts of certain cash receipts and outlays because, in part, such items may have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. These items are further described in the reconciliation tables and related descriptions below. Further, these items are uncertain, depend on various factors and could be material to the Company’s results computed in accordance with U.S. GAAP.
We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, Adjusted EBITDA and Adjusted Free Cash Flow are widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from net income to calculate Adjusted EBITDA: interest and other income (expense), provision for income taxes, depreciation and non-content amortization, loss/(gain) on the change in fair value of our warrants, equity interests loss (gain), impairment of goodwill, intangible assets and content assets, restructuring charges and stock-based compensation. Adjusted Free Cash Flow is calculated as net cash flow used in operating activities less purchases of property and equipment, restructuring charges and nonrecurring license fees.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us; and (3) Adjusted Free Cash Flow does not reflect: (a) our cash flow available for discretionary payments; (b) our future contractual commitments (such as any debt service requirements or dividend payments); (c) funds available for investment or other discretionary uses; (d) certain capital expenditure requirements; or (e) the total increase or decrease in our cash balances for the stated period. The non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures has been provided in the financial statements tables included in this press release and investors are encouraged to review the reconciliation.
About Curiosity Inc.
Curiosity Inc. is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows, and series covering science, nature, history, technology, society, and lifestyle. With millions of subscribers worldwide and thousands of titles, the company operates the flagship Curiosity Stream SVOD service, available in more than 175 countries worldwide; Curiosity Channel, the linear television channel available via global distribution partners; Curiosity University, featuring talks from the best professors at the world's most renowned universities as well as courses, short and long-form videos, and podcasts; Curiosity Now, Curiosity Español, and other free, ad-supported channels; Curiosity Audio Network, with original content and podcasts; and Curiosity Studios, which oversees original programming. Curiosity Inc. is a wholly owned subsidiary of CuriosityStream Inc. (Nasdaq: CURI). For more information, visit CuriosityStream.com.
Contacts:
CuriosityStream Investor Relations
Vanessa Gillon
IR@CuriosityStream.com

CuriosityStream Inc.
Consolidated Balance Sheets

	June 30, 2024	December 31, 2023
(in thousands, except par value)	(Unaudited)

Assets

Current assets
Cash and cash equivalents	$39,519	$37,715
Restricted cash	125	500
Accounts receivable, net	4,606	4,760
Other current assets	1,385	2,315
Total current assets	45,635	45,290
Investments in equity method investees	4,446	6,354
Property and equipment, net	561	727
Content assets, net	36,736	44,943
Operating lease right-of-use assets	3,209	3,350
Other assets	290	358
Total assets	$90,877	$101,022

Liabilities and stockholders’ equity
Current liabilities
Content liabilities	$323	$407
Accounts payable	2,684	4,765
Accrued expenses and other liabilities	4,482	3,705
Deferred revenue	13,499	14,521
Total current liabilities	20,988	23,398
Warrant liability	74	44
Non-current operating lease liabilities	4,090	4,283
Other liabilities	901	651
Total liabilities	26,053	28,376

Stockholders’ equity
Common stock, $0.0001 par value – 125,000 shares authorized as of June 30, 2024, and December 31, 2023; 53,767 shares issued as of June 30, 2024, including 22 treasury shares; 53,286 issued and outstanding as of December 31, 2023; 53,745 shares outstanding as of June 30, 2024.	5	5
Treasury stock	(26)	—
Additional paid-in capital	364,582	362,636
Accumulated other comprehensive loss	—	—
Accumulated deficit	(299,737)	(289,995)
Total stockholders’ equity	64,824	72,646
Total liabilities and stockholders’ equity	$90,877	$101,022

CuriosityStream Inc.
Consolidated Statements of Operations

	Three Months Ended June 30, 2024		Six Months Ended June 30,
(unaudited and in thousands except per share amounts)	2024	2023	2023	2022

Revenues	$12,395	$14,097	$24,396	$26,484

Operating expenses
Cost of revenues	6,004	9,933	12,752	18,934
Advertising and marketing	2,981	4,203	6,086	7,318
General and administrative	5,959	7,980	11,761	16,039
	14,944	22,116	30,599	42,291
Operating loss	(2,549)	(8,019)	(6,203)	(15,807)

Change in fair value of warrant liability	—	184	(30)	110
Interest and other income	725	437	1,164	825
Equity method investment loss	(152)	(2,235)	(1,908)	(2,454)
Loss before income taxes	(1,976)	(9,633)	(6,977)	(17,326)
Provision for income taxes	55	288	89	346
Net loss	$(2,031)	$(9,921)	$(7,066)	$(17,672)

Net loss per share
Basic	$(0.04)	$(0.19)	$(0.13)	$(0.33)
Diluted	$(0.04)	$(0.19)	$(0.13)	$(0.33)

Weighted average number of common shares outstanding
Basic	53,613	53,006	53,455	52,978
Diluted	53,613	53,006	53,455	52,978

CuriosityStream Inc.
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(unaudited and in thousands)	2024	2023

Cash flows from operating activities
Net loss	$(7,066)	$(17,672)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liability	30	(110)
Additions to content assets	(1,693)	(7,103)
Change in content liabilities	(84)	(1,112)
Amortization of content assets	9,901	12,317
Depreciation and amortization expenses	210	249
Amortization of premiums and accretion of discounts associated with investments in debt securities, net	—	26
Stock-based compensation	2,014	2,689
Equity method investment loss	1,908	2,454
Other non-cash items	239	243
Changes in operating assets and liabilities
Accounts receivable	154	1,812
Other assets	954	1,464
Accounts payable	(1,697)	(645)
Accrued expenses and other liabilities	(858)	(3,862)
Deferred revenue	(1,156)	(1,358)
Net cash provided by (used in) operating activities	2,856	(10,608)
Cash flows from investing activities
Purchases of property and equipment	—	(5)
Maturities of investments in debt securities	—	15,000
Net cash provided by investing activities	—	14,995
Cash flows from financing activities
Repurchases of common stock	(26)	—
Dividends paid	(1,333)	—
Payments related to tax withholding	(68)	(57)
Net cash used in financing activities	(1,427)	(57)
Net increase in cash, cash equivalents and restricted cash	1,429	4,330
Cash, cash equivalents and restricted cash, beginning of period	38,215	40,507
Cash, cash equivalents and restricted cash, end of period	$39,644	$44,837
Supplemental disclosure:
Cash paid for taxes	$50	$25
Cash paid for operating leases	$276	$269

CuriosityStream Inc.
Reconciliation from Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited and in thousands)	2024	2023	2024	2023

Net loss	$(2,031)	$(9,921)	$(7,066)	$(17,672)
Change in fair value of warrant liability	—	(184)	30	(110)
Interest and other (income) expense	(725)	(437)	(1,164)	(825)
Provision for Income taxes	55	288	89	346
Equity method investment loss	152	2,235	1,908	2,454
Depreciation and amortization[1]	93	122	210	249
Restructuring[2]	126	—	140	—
Stock-based compensation	1,325	1,422	2,014	2,689
Adjusted EBITDA	$(1,005)	$(6,475)	$(3,839)	$(12,869)

[1] These amounts do not include amortization of content assets.
[2] Consists primarily of severance and workforce optimization expenses resulting from 2023 and 2024 reduction in force.

CuriosityStream Inc.
Reconciliation from Net Cash Flow used in Operating Activities to Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited and in thousands)	2024	2023	2024	2023

Net cash flow used in operating activities	$2,190	$(4,300)	$2,856	$(10,608)

Purchases of property and equipment	—	(5)	—	(5)
Restructuring payments[1]	247	—	682	—
Nonrecurring license fees	25	—	110	—
Adjusted Free Cash Flow	$2,462	$(4,305)	$3,648	$(10,613)

[1] Consists primarily of severance and workforce optimization payments resulting from 2023 and 2024 reductions in force.